UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the SEC Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to 14a-12

WRAP TECHNOLOGIES, INC.
(Name of Registrant as Specified in Its Charter)

_________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BOLA WRAP
REMOTE RESTRAINT

WRAP

2021 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

WRAP
REALITY
VIVE

Tom Smith CEO and President	April 30, 2021

Dear Valued Stockholders:

We are just getting started. When WRAP was founded in 2016, we felt our innovative public safety technologies and services could help a broad range of enforcement and apprehension personnel. This included police, military, private security, and general control situations, such as a bouncer at a bar or professionals in an education facility. From day one, we recognized this was a global market. To ultimately deliver to all markets, we began with the police. The law enforcement market alone is massive. In the U.S., there are over 18,000 agencies with 900,000 full-time sworn local, state, and federal officers. Internationally, the market is 12x larger. Our expectation is bold – every single officer will benefit from our technology platform.

With our first product, we believe we have filled a critical gap in how police handle situations in conflict. After verbal commands, other options available to an officer included some use of force relying on varying degrees of pain for compliance. Moreover, the industry was in desperate need of innovation. The BolaWrap® Remote Restraint device was the first advancement in police tools since conducted electrical weapons (CEW’s) were introduced over 25 years ago.

There was no way to predict back in 2016 the significant events that occurred in 2020. A global pandemic, protests, riots, and calls for police reform and even to defund the police. These unfortunate events triggered unprecedented levels of community outcry, global media attention, and government call-to-action.

This, combined with the continued education and significant awareness of how to handle individuals with mental health issues, or those suffering a crisis, added to the need for more modern solutions. We believe we are at the beginning stage of significant police reform that demands de-escalation and better training for officers. Within police reform, “de-escalation” is a popular buzz word. Certainly, de-escalation is important, and we offer tools and training to do this. However, WRAP is driven by the goal of avoiding escalation in the first place. To us, outcomes are far more successful if they end before they escalate and turn volatile and unpredictable. In policing, unpredictable encounters can turn catastrophic quickly.

Our growth strategy of delivering effective and safe devices and robust training is positioned extremely well to create long-term shareholder value.

Our near-term focus is simple in concept:

●
Having already shipped to 41 countries, continue to drive further global adoption and use of the BolaWrap® Remote Restraint device.
●
Bring to market the most advanced training system in the world. WRAP Reality, the Company’s virtual reality training system, is an immersive training simulator and comprehensive public safety training platform designed to empower first responders with the necessary knowledge to perform in the field.

With successful execution of our growth strategy, we will build a platform for a strong and reliable recurring revenue stream. Cartridge replacement is one aspect, but the more significant opportunity is our training system that is intended to allow officers real-time training for all types of situations any time they want. We believe the industry is headed in the direction of continuous education, training and certification.

We intend to maintain our first-mover advantage. Our team is strong and matches the vision for our product and service portfolio. We appreciate your trust and support. We never take it for granted.

Tom Smith
CEO and President

Wrap Technologies, Inc.
1817 W 4th Street
Tempe, Arizona 85281
(800) 583-2652

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 22, 2021

Dear Stockholders of Wrap Technologies, Inc.:

It is our pleasure to invite you to the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Wrap Technologies, Inc., a Delaware corporation (the “Company”). Due to the public health impact of the coronavirus (“COVID-19”) pandemic, and out of concern for the health and safety of our stockholders, directors, and members of management, the Annual Meeting will be held on June 22, 2021 at 9:00 A.M., Pacific Time in a virtual meeting format only. There will be no physical location for stockholders to attend the Annual Meeting. Stockholders will be able to listen, vote, and submit questions, regardless of their physical location, via the internet by registering at a live webcast http://www.colonialstock.com/wrap2021. If you plan to participate in the virtual Annual Meeting, please see the “Instructions for the Virtual Annual Meeting” section in the attached Proxy Statement. The purpose of the Annual Meeting is to vote on the following:

1.
to elect nine directors to our Board of Directors, each to serve until our next annual meeting of stockholders, or until their respective successor is duly elected and qualified;

2.
to approve an amendment to our 2017 Equity Compensation Plan (the “2017 Plan ”) to increase the number of shares of Company common stock, par value $0.0001 per share (“Common Stock”), available for issuance thereunder from 6.0 million shares to 7.5 million shares (the “Plan Amendment”);

3.
to ratify the appointment of Rosenberg Rich Baker Berman, P.A. as our independent auditors for the year ending December 31, 2021; and

4.
to vote upon such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Other detailed information about us and our operations, including our audited financial statements, are included in our Annual Report on Form 10-K (the “Annual Report”), a copy of which is enclosed. This Proxy Statement and the Annual Report are also available online at: www.colonialstock.com/wrap2021. You will also have the opportunity to hear what has happened in our business in the past year and to ask questions.

We have elected to provide access to our proxy materials primarily over the Internet, pursuant to the Securities and Exchange Commission’s “notice and access” rules. We strongly encourage you to sign up for electronic delivery of our future annual reports and proxy materials in order to conserve natural resources and help us save costs in producing and distributing these materials. For more information, please see “Electronic Delivery of Proxy Materials and Annual Report” on page 1 of the Proxy Statement.

The Board of Directors has fixed the close of business on April 26, 2021 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. Stockholders of record present via live webcast at the Annual Meeting or who have submitted a valid proxy via the Internet, by telephone or by mail will be deemed to be present, to vote at the Annual Meeting.

Your vote is very important to us. Please act as soon as possible to vote your shares, even if you plan to participate in the virtual annual meeting.  Regardless of whether you plan to virtually attend the Annual Meeting, please read this Proxy Statement and vote your shares by Internet, telephone or e-mail as promptly as possible.  Please refer to the Notice for instructions on submitting your vote. Voting promptly will save us additional expense in further soliciting proxies and will ensure that your shares are represented at the Annual Meeting.

By Order of the Board of Directors,

Scot Cohen	Thomas P. Smith
Chair of the Board	Chief Executive Officer

Tempe, Arizona
April 30, 2021

 YOUR VOTE IS IMPORTANT

AS STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING VIA LIVE WEBCAST. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO VOTE BY INTERNET, TELEPHONE OR E-MAIL AS SOON AS POSSIBLE. RETURNING YOUR PROXY WILL HELP US ASSURE THAT A QUORUM WILL BE PRESENT AT THE ANNUAL MEETING AND AVOID THE ADDITIONAL EXPENSE OF DUPLICATE PROXY SOLICITATIONS. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE VIA LIVE WEBCAST IF YOU ATTEND THE VIRTUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 22, 2021: THE ANNUAL REPORT AND PROXY STATEMENT ARE AVAILABLE ONLINE AT: www.colonialstock.com/wrap2021.

Wrap Technologies, Inc.
1817 W 4th Street
Tempe, Arizona 85281
(800) 583-2652

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Wrap Technologies, Inc., a Delaware corporation (the “Company”), for use at the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 22, 2021 at 9:00 A.M., Pacific Time, via virtual meeting by accessing http://www.colonialstock.com/wrap2021, and any adjournment or postponement thereof.

Instructions for Virtual Annual Meeting

A virtual meeting format offers the same participation opportunities as those opportunities available to stockholders at in-person meetings. Stockholders will be able to listen, vote, and submit questions. To participate in the Annual Meeting webcast, you must register at http://www.colonialstock.com/wrap2021 by 5:00 P.M. (Pacific Time) on June 21, 2021 using your desktop or mobile device.

The Annual Meeting will begin promptly at 9:00 A.M. (Pacific Time) on June 22, 2021. We encourage you to access the virtual meeting website prior to the start time. Online check-in will begin 30 minutes prior to the start of the Annual Meeting. You should allow ample time to ensure your ability to access the meeting.

We will hold our question-and-answer session with management immediately following the conclusion of the Annual Meeting. You may submit a question in advance of the Annual Meeting during the registration process by visiting http://www.colonialstock.com/wrap2021. You may also submit a question at any time during the Annual Meeting by typing the questions into the questions box on the screen once the virtual meeting starts. The Chairman of the Annual Meeting has broad authority to conduct the meeting in an orderly manner.

Technicians will be available to assist you if you experience technical difficulties accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, send an email to meeting-annualmeeting@colonialstock.com or call (801) 355-5740 for assistance.

Electronic Delivery of Proxy Materials and Annual Report

We have elected to provide access to this year’s proxy materials primarily over the Internet under the Securities and Exchange Commission’s (“SEC”) “notice and access” rules. We intend to mail a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about May 1, 2021 to each of our stockholders entitled to notice of and to vote at the Annual Meeting, which will contain instructions for accessing this Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (“Annual Report”) and voting instructions. The Notice will also include instructions on how you can receive a paper copy of your proxy materials.

This Proxy Statement and the Annual Report can also be accessed free of charge online as of May 1, 2021 at: www.colonialstock.com/wrap2021.

Voting

The specific proposals to be considered and acted upon at our Annual Meeting are each described in this Proxy Statement. Only holders of our common stock, par value $0.0001 per share (“Common Stock’’), as of the close of business on April 26, 2021 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 37,948,413 shares of Common Stock issued and outstanding. Each holder of Common Stock is entitled to one vote for each share held as of the Record Date.

Quorum

In order for any business to be conducted at the Annual Meeting, a quorum must be present. The presence at the Annual Meeting, either in attendance virtually or by proxy, of holders of the Company’s Common Stock entitled to vote and representing at least a majority of the Company’s outstanding voting power will constitute a quorum for the transaction of business. If you submit a properly executed proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of establishing a quorum. Shares that constitute broker non-votes will also be counted as present at the Annual Meeting for the purpose of establishing a quorum. If a quorum is not present at the scheduled time of the Annual Meeting, the stockholders who are present may adjourn the Annual Meeting until a quorum is present. The time and place of the adjourned Annual Meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

Required Vote for Approval

Proposal No. 1: Election of Directors. Directors are elected by a plurality vote. This means that the nine director nominees who receive the greatest number of affirmative votes cast at the Annual Meeting by the shares present, either in attendance virtually or by proxy and entitled to vote, will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election of the directors.

Proposal No. 2: Plan Amendment, [and Ratification of all Issuances Made Thereunder to Date]. To approve the amendment to our 2017 Equity Compensation Plan (the “2017 Plan”) to increase the number of shares of Common Stock authorized for issuance thereunder from 6.0 million shares to 7.5 million shares (the “Plan Amendment’), and to ratify all issuances made thereunder to date, the number of votes cast “FOR” must exceed the number of votes cast “AGAINST” this Proposal. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of the Proposal. Accordingly, an abstention will have the effect of a vote against this Proposal. A broker or nominee will not have discretionary authority to vote on this Proposal because it is considered a non-routine matter. Accordingly, broker non-votes will have no effect on the outcome of this Proposal.

Proposal No. 3: Ratification of Appointment of Auditors. To ratify the appointment of Rosenberg Rich Baker Berman, P.A. as our independent auditors for the fiscal year ending December 31, 2021, the number of votes cast “FOR” must exceed the number of votes cast “AGAINST” this Proposal. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of the Proposal. Accordingly, an abstention will have the effect of a vote against this Proposal. A broker or other nominee will generally have discretionary authority to vote on this Proposal because it is considered a routine matter, and therefore we do not expect broker non-votes with respect to this Proposal. However, any broker non-votes received will have no effect on the outcome of this Proposal.

Broker Non-Votes

A “broker non-vote” occurs when a nominee (typically a broker or bank) holding shares for a beneficial owner (typically referred to as shares being held in “street name”) submits a proxy for the Annual Meeting, but does not vote on a particular proposal because the nominee has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares with respect to that proposal.

Brokers and other nominees may vote on “routine” proposals on behalf of beneficial owners who have not furnished voting instructions, subject to the rules applicable to broker nominees concerning transmission of proxy materials to beneficial owners, and subject to any proxy voting policies and procedures of those firms. The ratification of the independent registered public accountants, for example, is a routine proposal. Brokers and other nominees may not vote on “non-routine” proposals, unless they have received voting instructions from the beneficial owner. The election of directors and approval of the Plan Amendment are considered “non-routine” proposals. This means that brokers and other firms must obtain voting instructions from the beneficial owner to vote on these matters;otherwise, they will not be able to cast a vote for such “non-routine” proposals. If your shares are held in the name of a broker, bank or other nominee, please follow their voting instructions so you can instruct your broker on how to vote your shares.

Voting and Revocation of Proxies

If your proxy is properly returned to the Company, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If you return your proxy without specifying how the shares represented thereby are to be voted, the proxy will be voted (i) FOR the election of the nine director nominees named in this Proxy Statement, (ii) FOR the Plan Amendment, (iii) FOR ratification of the appointment of Rosenberg Rich Baker Berman, P.A. as our independent auditors for the current fiscal year, and (iv) at the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You may revoke or change your proxy at any time before the Annual Meeting by (i) filing, with our Corporate Secretary at our executive offices, located at 1817 W 4th Street, Tempe, Arizona 85281, a notice of revocation or another signed proxy with a later date, or (ii) by voting online at the virtual Annual Meeting. Attendance at the virtual Annual Meeting by itself will not revoke a proxy. Shares can be voted at the Annual Meeting only if the holder is present or represented by proxy. If you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your broker or record holder to vote personally at the Annual Meeting.

No Appraisal Rights

The stockholders of the Company have no dissenter’s or appraisal rights in connection with any of the proposals described herein.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of the Notice, as well as the preparation and posting of this Proxy Statement, the Annual Report and any additional solicitation materials furnished to stockholders. Copies of any solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies may be supplemented by a solicitation by telephone, e-mail or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by e-mail, telephone and mail.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Our Bylaws provide that that the number of directors that constitute the entire Board of Directors (the “Board”) shall be fixed from time to time by resolution adopted by a majority of the entire Board, but that in no event shall the number be less than three. A director elected by the Board to fill a vacancy shall serve for the remainder of the term of that director and until the director’s successor is duly elected and qualified. Our Board currently consists of nine directors, each of whom has been nominated by our Nominating and Governance Committee for election at the Annual Meeting. The nine director nominees for election at the Annual Meeting consist of Messrs. Scot Cohen, Patrick Kinsella, Michael Parris, Wayne Walker, Thomas Smith, Kevin Sherman, Thomas J. Kennedy and Jeffrey Kukowski, and Ms. Kimberly Sentovich.

Each director nominee, if elected at the Annual Meeting, will hold office for a one-year term until the next annual meeting of stockholders or until their successor is duly elected, unless prior thereto the director resigns, or the director’s office becomes vacant by reason of death or other cause. If any such person is unable or unwilling to serve as a director nominee at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute director nominee, designated by the proxy holders or by the present Board to fill such vacancy, or for the balance of those director nominees named without nomination of a substitute, and the Board may be reduced accordingly. The Board has no reason to believe that any of such director nominees will be unwilling or unable to serve if elected as a director.

Required Vote and Recommendation

The election of directors requires the affirmative vote of a plurality of the voting shares present virtually or represented by proxy and entitled to vote during the Annual Meeting. The nine nominees receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election of the directors. Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the election of the director nominees listed above.

The Board recommends that the stockholders vote “FOR” the election of Messrs. Cohen, Kinsella, Thomas, Parris, Walker, Sherman, Kennedy and Kukowski, and Ms. Sentovich.

Director Nominees

The following section sets forth certain information regarding the nominees for election as directors of the Company. There are no family relationships between any of the director nominees and the Company’s executive officers.

Name	Age	Positions	Independent
Scot Cohen	52	Executive Chair
Thomas P. Smith	53	Chief Executive Officer and President
Patrick Kinsella	67	Director	X
Michael Parris	62	Director	X
Wayne Walker	62	Lead Independent Director	X
Kimberly Sentovich	53	Director	X
Kevin Sherman	51	Director	X
TJ Kennedy	49	Director	X
Jeffrey Kukowski	53	Director	X

Scot Cohen cofounded the Company with Messrs. James Barnes and Elwood Norris in March 2016, and currently serves as its Executive Chairman since July 2017. Prior to July 2017, he served as a Manager until the Company’s incorporation in March 2017 at which time he was appointed as the Company’s Corporate Secretary until January 2018. Mr. Cohen has over 20 years of experience in institutional asset management, wealth management, and capital markets. He currently manages several operating partnerships that actively invest in the energy sector in addition to maintaining an active investment portfolio in various public companies, early-stage private companies, hedge funds and alternative assets including real estate. Some of these include serving as principal of the Iroquois Capital Opportunity Fund, a closed end private equity fund he founded in 2010 which focuses on investments in North American oil and gas assets; as the Manager of V3 Capital, LLC, an investor in public and private companies that he founded in 2015, and was the co-founder of Iroquois Capital Investment Group, LLC. Mr. Cohen currently sits on the board of directors of Charlie’s Holding, Inc., and serves as Executive Chair of the Board of Petro River Oil Corp. since 2012. Mr. Cohen earned his Bachelor of Science degree from Ohio University.

The Board believes Mr. Cohen’s success with multiple private investment firms, his extensive contacts within the investment community and financial expertise strengthens the Company’s efforts to raise capital to fund the continued implementation of its business plan.

Thomas P. Smith joined the Company in March 2019 as President. In October 2020 he was appointed as Interim Chief Executive Officer and in March 2021 he was appointed as Chief Executive Officer. As an experienced international and business savvy executive Mr. Smith serves as the Company’s primary spokesperson responsible for communicating with various constituencies including shareholders, investors, media, governments and customers. Mr. Smith co-founded TASER International (now Axon Enterprise, Inc.) in 1993 (“TASER”). He served as President of TASER until October 2006, and as Chairman of the Board of Directors of TASER from October 2006 until he retired to pursue entrepreneurial activities in February 2012. Among his most significant roles and responsibilities at TASER, Mr. Smith managed domestic and international export sales, significantly expanding the sale and distribution of TASER’s products, including sales to more than 17,200 federal, state and local law enforcement agencies in over 100 countries. He also had roles at TASER managing manufacturing and operations and served as a key spokesperson. His prior entrepreneurial activities after TASER included working with entities engaged in aviation, beverages and law enforcement products. He co-founded and had management roles with Achilles Technology Solutions, LLC (2012-January 2020) and its wholly-owned subsidiary ATS Armor, LLC (2015-2019) and research company ATS MER (2015-2019). ATS Armor filed a petition for Chapter 7 Bankruptcy in March 2019, and ATS MER filed a petition for Chapter 7 Bankruptcy in February 2019. Mr. Smith holds a B.S. degree in Ecology and Evolutionary Biology from the University of Arizona and a M.B.A. degree from Northern Arizona University.

The Board believes Mr. Smith’s extensive experience in senior leadership positions with TASER, especially managing domestic and international sales, together with his executive experience and experience working with law enforcement and the markets in which the Company operates, bring valuable experience to the Company and the Board.

Patrick Kinsella was appointed as a director of the Company in November 2018. Mr. Kinsella previously served as an adjunct professor at the USC Marshall School of Business, from August 2011 to December 2019. In 2014, he was appointed as a director and the Chairman of the Audit Committee of PennyMac Financial Services, Inc. (“PennyMac”). Prior to his retirement as a senior audit partner in May 2013, Mr. Kinsella spent over 37 years at KPMG LLP serving clients generally concentrated in the financial services sector, including banks, thrifts, mortgage companies, automotive finance companies, alternative investment and real estate companies. Mr. Kinsella received a Bachelor of Science Degree in Accounting from California State University, Northridge, and is a licensed certified public accountant in the State of California.

The Board believes that Mr. Kinsella’s extensive experience in providing professional accounting and auditing services and his experience serving as Chair of the Audit Committee of PennyMac contributes to his designation as a financial and accounting expert, and therefore as an asset to the Board.

Michael Parris was appointed as a director of the Company in November 2017. Mr. Parris has been a partner at Perry Rogers Partners Inc. (“Perry Rogers”), a sports management firm, since 1996, where he primarily oversees the SHAQ Brand and other strategic alliances. His role at Perry Rogers encompasses business development, worldwide brand management, marketing and public relations. Prior to joining Perry Rogers, Mr. Parris had a successful career in law enforcement with the Newark Police Department in Newark, New Jersey, rising to the rank of Lieutenant. During his career in law enforcement, he worked and commanded several specialized units, including Homicide, Robbery, and Internal Affairs. Mr. Parris holds a Bachelor of Science degree in Business Management from the University of Phoenix.

The Board believes that given his background in law enforcement and worldwide marketing and brand experience, Mr. Parris’ broad experience and insights into the markets served by the Company benefits the Board and the Company.

Wayne Walker was appointed as a director of the Company in November 2018 and Lead Independent Director in January 2021. Mr. Walker has more than 30 years of experience in corporate law, governance and corporate restructuring, including 15 years at the DuPont Company in the Securities and Bankruptcy Group, where he worked in the Corporate Secretary’s office and served as Senior Counsel. In 2003, Mr. Walker founded Walker Nell Partners, Inc. (“Walker Nell”), an international business consulting firm providing corporate governance and restructuring, fiduciary services, litigation support, and other services to client corporations and law firms, where he continues to serve as President. Mr. Walker currently serves on the board of directors of Petro Pharmaceuticals, Inc. (NASDAQ: PTPI) and AYRO, Inc. (NASDAQ: AYRO), as well as Pitcairn Company, a multi-family office wealth management firm. He is the former Vice President of Board of Education of the City of Philadelphia, Chairman of the Board of Trustees of National Philanthropic Trust, a public charity that holds over $11.0 billion of assets under management, and the Board of Directors for Humanity International, a global non-profit, non-governmental housing organization. He holds a Bachelor of Arts Degree from Loyola University New Orleans and a Juris Doctorate from Catholic University of America. He also studied finance for non-financial managers at the University of Chicago’s Graduate School of Business.

The Board believes that Mr. Walker’s substantial knowledge and more than 30 years of experience in corporate governance, restructuring and corporate litigation enhances the Board’s corporate governance and related experience.

Kimberly Sentovich was appointed as a director of the Company in April 2021. Ms. Sentovich is a seasoned merchandising, operations, IT and supply chain executive with 30 years of experience with multi-billion-dollar profit and loss responsibility. From 2017 to 2019, Ms. Sentovich served as the Senior Vice President of Operations for Torrid, an apparel retailer.  From 2015 to 2017, Ms. Sentovich was Executive Vice President of Stores and Logistics at Gymboree, responsible for all 1300 company owned stores in North America.  Ms. Sentovich previously spent seven years (2008-2015) at Walmart rising from Regional Vice President of Operations – California to Divisional Senior Vice President of Operations – Pacific Division and fifteen years at The Home Depot (1993-2008) rising to the level of Regional Vice President of Operations. Ms. Sentovich has served on the board of directors of One Stop Systems (NASDAQ: OSS) from 2019 to present, the Children's Hospital of Orange County from 2016 to present, on which she serves on the Executive Committee, Compensation Committee, Nominating Committee, and Finance Committee. Ms. Sentovich obtained her MBA from The Paul Merage School of Business, University of California, Irvine and her B.A. in Philosophy and Political Science with a Minor in economics from Bryn Mawr College.

Ms. Sentovich’s extensive executive and operations experience, as well as her independence, judgment and exceptional leadership experience makes her a valuable addition to the Board.

Kevin Sherman was appointed as a director of the Company in April 2021. Mr. Sherman currently serves as the Interim Chief Executive Officer, Chief Marketing Officer, and Chief Revenue Officer of Tractor Beverages, Inc. (“Tractor”), where he has served since 2018. Mr. Sherman has served as a member of the board of directors of Tractor since 2015. From 2012 to 2017, Mr. Sherman served as a member of the board of directors, Chief Executive Officer, President, and Chief Marketing Officer of True Drinks, Inc. Mr. Sherman holds a Bachelor of Arts in Philosophy from Gordon College and a Master of Arts in Educational Administration from Loyola Marymount University.

The Board believes that Mr. Sherman's extensive experience in marketing products and driving revenue growth enhances the Board's experience and makes him a valuable member of the Board and as a resource for the management team.

TJ Kennedy was appointed as a director of the Company in April 2021. Mr. Kennedy has served as the Chief Executive Officer, president, and member of the board of directors of Qumu, Inc. (NASDAQ: QUMU) (“Qumu”) since July 2020. Qumu provides the tools to create, manage, secure, distribute and measure the success of live and on-demand video for enterprises. From January 2019 to July 2020, Mr. Kennedy served as the Chief Executive Officer and member of the board of directors of Allerio, Inc., and a director of the Public Safety Network from January 2018 to July 2020. From July 2013 to January 2018, Mr. Kennedy served as the President/Deputy Executive Director of FirstNet – First Responder Network Authority. Mr. Kennedy holds a Bachelor of Science in Health Promotion and Education from the University of Utah, and a Master's of Business Administration from Johns Hopkins University.

The Board believes that Mr. Kennedy's extensive experience in the fields of technology, public safety, manufacturing, and communications, across both domestic and international markets, make him a valuable member of the Board.

Jeff Kukowski, was appointed as a director of the Company in April 2021. Mr. Kukowski is currently the Chief Executive Officer and a director of Cloudbolt Software, an enterprise cloud management leader, having served in that capacity since April 2020. From May 2019 to January 2020, Mr. Kukowski was the Chief Revenue Officer of Yubico, the leading provider of hardware authentication security keys. He was the Chief Executive Officer and a member of the board of directors of SecureAuth from August 2015 to November 2018. SecureAuth is a leader in the identity and access management space. Prior to joining SecureAuth, Mr. Kukowski was the Chief Operating Officer of Axon (formerly Taser International: Nasdaq: AXON) (“Axon”), from June 2010 to December 2014. Prior to Axon, Mr. Kukowski was the Chief Executive Officer and a director of Sellit Social Commerce, from March 2009 to June 1010. Mr. Kukowski has also served as the Chief Operating Officer and a director of Destinator Technologies (TSX: ICS), from April 2005 to October 2008. Mr. Kukowski graduated from the University of Chicago Booth School of Business with a Master's in Business Administration and holds a Bachelor of Arts in Economics from Northwestern University.

The Board believes that Mr. Kukowski’s experience with Axon and his extensive experience in senior executive roles and as a director will assist management in managing the Company’s growth and will contribute to the Company’s corporate governance and oversight.

Director Nominations

The Board nominates directors for election at each annual meeting of stockholders, appoints new directors to fill vacancies when they arise, and has the responsibility to identify, evaluate and recruit qualified director candidates to the Board for such nomination or appointment.

The Board identifies director nominees by first considering those current members of the Board who are willing to continue service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue service are considered for re-election, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. Director nominees are selected by a majority of the members of the Board. Although the Company does not have a formal diversity policy, in considering the suitability of director nominees, the Board considers such factors as it deems appropriate to develop a Board that is diverse in nature and comprised of experienced and seasoned advisors. Factors considered by the Board include judgment, knowledge, skill, diversity, integrity, experience with businesses and other organizations of comparable size, including experience in law enforcement, the use of force product industry, intellectual property, business, corporate governance, marketing, finance, administration or public service, the relevance of a candidate’s experience to our needs and experience of other Board members, experience with accounting rules and practices, the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members, and the extent to which a candidate would be a desirable addition to the Board and any committees of the Board.

A stockholder who wishes to suggest a prospective director nominee for the Board may notify the Corporate Secretary of the Company in writing with any supporting material the stockholder considers appropriate. Director nominees suggested by stockholders are considered in the same way as director nominees recommended by other sources.

Director Independence

Our Board has reviewed the independence of our directors based on the listing standards of the Nasdaq Stock Market (“Nasdaq”). Based on this review, the Board of Directors determined that Messrs. Kinsella, Parris, Walker, Sherman, Kennedy and Kukowski, and Ms. Sentovich, are independent, as defined in Rule 5605(a)(2) of the Nasdaq Rules. In making this determination, our Board considered the relationships that each of these non-employee directors has with us and all other facts and circumstances our Board deemed relevant in determining their independence.

Board Meetings

Directors hold office until the next annual meeting of the stockholders or until their successors have been elected or appointed and duly qualified. Vacancies on the Board that are created by the retirement, resignation or removal of a director, may be filled by the vote of the majority of the remaining members of the Board, with such new director serving the remainder of the term or until his/her successor shall be elected and qualified.

The Board is elected by and is accountable to our stockholders. The Board establishes Company policy and provides strategic direction, oversight, and control. The Board met sixteen times during the year ended December 31, 2020 and all incumbent directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which each of the directors served. The Board also acted by unanimous written consent five times during the year ended December 31, 2020.

Committees of the Board of Directors

Our Board currently has three standing committees which consist of the Audit Committee, Compensation Committee, and Nominating and Governance Committee. Our Board has adopted written charters for each of the foregoing committees, copies of which are publicly available on our website at www.wrap.com under the “Investors” tab. Our Board may establish other committees from time to time as it deems necessary or appropriate. The chart below reflects the standing committees of our Board and the composition of each committee as of the date of this Proxy Statement. On April 19, 2021, Messrs. Sherman, Kennedy and Kukowski, and Ms. Sentovich, were appointed to the Board. On or after the Annual Meeting, the Board intends to meet to consider the composition of each committee that will result in different committee composition from the composition of each committee set forth below:

Committees
Director Name	Audit	Compensation	Nominating and Governance
Scot Cohen
Patrick Kinsella	CC	X	X
David Norris (1)
Michael Parris	X	X	X
Wayne Walker	X	CC	CC
Recent appointees and nominees:
Kimberly Sentovich
Kevin Sherman
TJ Kennedy
Jeff Kukowski

 CC – Committee Chair
  X – Member

(1)
Mr. Norris has been a director since January 2018 and is not standing for re-election to the Board at the Annual Meeting.

Audit Committee

The Audit Committee assists our Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by our independent accountants and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The Audit Committee also oversees the audit efforts of our independent accountants and takes those actions as it deems necessary to satisfy that the accountants are independent of management. The Audit Committee currently consists of Messrs. Kinsella, Parris and Walker, each of whom is a non-management member of our Board that we believe meets the criteria for independence under the applicable Nasdaq Rules and SEC rules and regulations. Mr. Kinsella is also our designated Audit Committee financial expert, as defined under SEC rules. We believe that the composition of our Audit Committee meets the criteria for independence under the applicable Nasdaq Rules and SEC rules and regulations, and the functioning of our Audit Committee complies with the applicable Nasdaq Rules and SEC rules and regulations.

The Audit Committee met seven times during the year ended December 31, 2020, with all members of the Audit Committee in attendance. The Audit Committee met with our Chief Financial Officer and with our independent registered public accounting firm and evaluated the responses by the Chief Financial Officer, both to the facts presented and to the judgments made by our independent registered public accounting firm.

Compensation Committee

The Compensation Committee determines our general compensation policies and the compensation provided to our directors and officers. The Compensation Committee also reviews and determines bonuses for our officers and other employees. In addition, the Compensation Committee reviews and determines equity-based compensation for our directors, officers, employees and consultants and administers our 2017 Plan. The Compensation Committee currently consists of Messrs. Kinsella, Parris and Walker, each of whom is a non-management member of our Board of Directors that we believe meets the criteria for independence under the applicable Nasdaq Rules and SEC rules and regulations. We believe that the composition of our Compensation Committee meets the criteria for independence under the applicable Nasdaq Rules and SEC rules and regulations, and the functioning of our Compensation Committee complies with the applicable Nasdaq Rules and SEC rules and regulations.

In March 2019, the Compensation Committee, retained RCL Compensation Consulting (“RCL”) as its independent compensation consultant in connection with the compensation paid to executive officers and to review director compensation. RCL does not provide any material services to management or the Board and has determined that RCL does not have any business or personal relationships with any member of the Board or management.

In determining executive compensation, the Compensation Committee obtains input and advice from RCL, and reviews recommendations from our Chief Executive Officer with respect to the performance metrics or objectives as it pertains to the compensation paid to our other executive officers. The Board of Directors, upon recommendation from the Compensation Committee, reviews and approves the compensation paid to the Company’s Chief Executive Officer and other executive officers.

The Compensation Committee, formed in November 2018, met eight times during the year ended December 31, 2020, with all members of the Compensation Committee in attendance. The Compensation also acted by Unanimous Written Consent nine times during the year ended December 31, 2020.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board. In addition, the Nominating and Governance Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the full Board of Directors concerning corporate governance matters. The Nominating and Governance Committee currently consists of Messrs. Kinsella, Parris and Walker.

The Nominating and Governance Committee held four meetings during the year ended December 31, 2020, with all members of the Nominating and Governance Committee in attendance.

Board Role in Risk Assessment

Management, in consultation with outside professionals, as applicable, identifies risks associated with the Company’s operations, strategies and financial statements. Risk assessment will also be performed through periodic reports received by the Audit Committee from management, counsel and the Company’s independent registered public accountants relating to risk assessment and management. Audit Committee members meet privately in executive sessions with representatives of the Company’s independent registered public accountants. The Board also provides risk oversight through its periodic reviews of the financial and operational performance of the Company.

Board Leadership Structure

Currently, Thomas Smith serves as the Company’s Chief Executive Officer and President, Scot Cohen serves as the Executive Chair of our Board, and Wayne Walker serves as Lead Independent Director.  Our Board has determined that it is in the best interests of the Board and the Company to separate the roles of the Chief Executive Officer and Chair of the Board, and to appoint a Lead Independent Director to serve in a lead capacity to coordinate the activities of the other independent directors and to perform such other duties and responsibilities as the Board of Directors may determine. Our Board believes this structure increases the Board’s independence from management, serves to facilitate independent Board discussions and governance and, in turn, leads to better monitoring and oversight of management. Although our Board believes the Company is currently best served by separating the role of Chair of the Board of Directors and Chief Executive Officer, and by appointing a Lead Independent Director, it will review and consider the continued appropriateness of this structure at least annually.

Indemnification of Officers and Directors

As permitted by the Delaware General Corporation Law, the Company will indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code”) applicable to all of our employees, including our principal executive officer, principal financial officer and principal accounting officer. We will provide any person, without charge, a copy of our Code upon written request to Investor Relations, Wrap Technologies, Inc., at 1817 W 4th Street, Tempe, Arizona 85281. A copy of the Code is publicly available by visiting our website at www.wraptechnologies.com.

Stockholder Communications

If you wish to communicate with the Board of Directors, you may send your communication in writing to:

Wrap Technologies, Inc.
1817 W 4th Street
Tempe, Arizona 85281
Attn: Corporate Secretary

You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. Our Corporate Secretary will review any communication received from a stockholder, and all material and appropriate communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board of Directors based on the subject matter.

Section 16(a) Beneficial Ownership Reporting Compliances

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our officers, directors, and persons who beneficially own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater-than-ten-percent stockholders are also required by the SEC to furnish us with copies of all Section 16(a) forms that they file.

Based solely on a review of copies of such reports furnished to our Company and representation that no other reports were required during the year ended December 31, 2020, we believe that all persons subject to the reporting requirements pursuant to Section 16(a) filed the required reports on a timely basis with the SEC, other than James A. Barnes who was late reporting one transaction for the transfer of shares of Common Stock from his family trust to his individual name; Marc Thomas who was late reporting his initial Form 3 filing of no ownership and his initial Form 4 reporting a stock option grant; David G. Norris who was late reporting the cancellation of restricted stock units (“RSUs”) issued to Mr. Norris and the grant of director RSUs; and Scot Cohen who was late reporting the charitable gift of Common Stock.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Executive Officers

Our executive officers are appointed by the Board and serve at the discretion of the Board, subject to the terms of any employment agreements they may have with the Company. The following is a brief description of the present and past business experience of each of the Company’s current executive officers.

Name	Age	Positions
Thomas P. Smith	53	Chief Executive Officer and President
James A. Barnes	66	Chief Financial Officer, Corporate Secretary and Treasurer
Elwood G. Norris	82	Chief Technology Officer
Scot Cohen	52	Executive Chairman

 Thomas P. Smith. Please see Mr. Smith’s biography under “Director Nominees” above in this Proxy Statement.

James A. Barnes cofounded the Company with Messrs. Elwood Norris and Cohen in March 2016, and currently serves as Chief Financial Officer, Secretary and Treasurer. He served as Manager until the Company’s incorporation in March 2017 when he was appointed President and Chief Financial Officer. He served as a member of the Company’s Board of Directors from March 2017 to November 2018. In January 2018 he was appointed to the additional positions of Secretary and Treasurer and resigned as President. He has served as the President of Sunrise Capital, Inc., a private venture capital and financial and regulatory consulting firm, since 1984. He was Chief Financial Officer of Parametric Sound Corporation (now Turtle Beach Corporation) from 2010 to February 2015, and from February 2015 to February 2017 served as Vice President Administration at Turtle Beach Corporation. Since 1999, he has been Manager of Syzygy Licensing LLC, a private technology invention and licensing company he owns with Mr. Elwood Norris. He previously practiced as a certified public accountant and management consultant with Ernst & Ernst, Touche Ross & Co., and as a principal in J. McDonald & Co. Ltd., Phoenix, Arizona. He graduated from the University of Nebraska with a Bachelor of Arts Degree in Business Administration in 1976 and is a certified public accountant (status: inactive).

  Elwood G. Norris cofounded the Company with Mr. Barnes and Mr. Cohen in March 2016 and currently serves as the Company’s Chief Technology Officer. He served as a director on the Company’s Board of Directors from March 2017 to January 2018. He was previously a director and President of Parametric Sound Corporation (now Turtle Beach Corporation) from 2010 to February 2015, and from February 2015 to September 2016 he served as Chief Scientist, a non-executive position, at Turtle Beach. He was a director of LRAD Corporation (now Genasys Inc.) from August 1980 to June 2010. He served as Chairman of LRAD Corporation’s Board of Directors, an executive position, in which he served in a technical advisory role and acted as a product spokesman from September 2000 to April 2009. He is an inventor, and has authored more than 80 U.S. patents, primarily in the fields of electrical and acoustical engineering, and has been a frequent speaker on innovation to corporations and government organizations. He is the inventor of our BolaWrap technology. Mr. Elwood Norris is a majority owner of Syzygy, but has no employment or management relationship with Syzygy.

Scot Cohen. Please see Mr. Cohen’s biography under “Director Nominees” above in this Proxy Statement.

There are no arrangements or understandings between our Company and any other person pursuant to which he was or is to be selected as a director, executive officer or nominee. David Norris, director, is the son of Elwood G. Norris, the Company’s Chief Technology Officer and a former director.

Summary Compensation Table

The following table sets forth information regarding the compensation awarded to or earned by the current and former executive officers listed below during the years ended December 31, 2020 and 2019. As an emerging growth company, we have opted to comply with the reduced executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act of 1933, as amended (the “Securities Act”), which require compensation disclosure for only our principal executive officers, the two most highly compensated executive officers other than our principal executive officer and up to two additional executive officers during the year. Throughout this document, the six officers below are referred to as our “named executive officers”.

				Stock	Option	All Other
Name and Principal Position	Year	Salary	Bonus	Awards (1)	Awards (2)	Compensation	Total

Thomas P. Smith (3)	2020	$250,000	$463,800	$-(4)	$199,876	$-	$913,676
Current Chief Executive Officer and President	2019	$197,917	$-	$-	$2,060,088	$10,416	$2,268,421

Marcel Thomas (5)	2020	$166,667	$-	$-	$1,611,175	$-	$1,777,842
Former Chief Executive Officer and current Chief Government Affairs Officer	2019

David Norris (6)	2020	$207,500	$133,000		$199,876	$-	$540,376
Former Chief Executive Officer and current Director	2019	$180,000	$-	$618,325	$-	$-	$798,325

James A. Barnes (7)	2020	$180,000	$100,000	$-	$77,951	$-	$357,951
Chief Financial Officer, Secretary and Treasurer	2019	$180,000	$-	$123,666	$-	$-	$303,666

Scot Cohen (8)(9)	2020	$136,667	$-	$249,995	$-	$265,000	$651,662
Executive Chairman and Director	2019	$120,000	$-	$-	$-	$-	$120,000

Michael Rothans (10)	2020	$180,000	$70,000	$-	$99,306	$-	$349,306
Former Chief Operating Officer and current Chief Strategy Officer	2019	$120,000	$-	$173,130	$-	$-	$293,130

(1)
Amounts reported in this column do not reflect the amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of RSUs granted to the named executive officers during the fiscal year ended December 31, 2020, as computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification 718 (“ASC 718”). Assumptions used in the calculation of these amounts are included in the notes to our financial statements included in our Annual Report. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)
Amounts reported in this column do not reflect the amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted to the named executive officers during each fiscal year, as computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification 718 (“ASC 718”). Assumptions used in the calculation of these amounts are included in the notes to our financial statements included in our Annual Report. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our named executive officers will only realize compensation to the extent the trading price of our Common Stock is greater than the exercise price of such stock options.

(3)
Mr. Smith became an employee and was appointed President in March 2019, Interim Chief Executive Officer in October 2020 and Chief Executive Officer in March 2021. Total cash bonuses for the year included $150,000 paid in September 2020 for execution of an At-Will Employment, Confidential Information, Non-Compete/ Non-Solicitation, Invention Assignment, and Arbitration Agreement.

(4)
In the year ended December 31, 2020, RSUs subject to performance conditions were granted with an aggregate grant date fair value of $150,000 computed in accordance with ASC 718. This amount represents the highest level of achievement possible under the terms of the grant. These RSUs were not vested and were cancelled and settled as part of cash bonuses paid to Mr. Smith for 2020.

(5)	Mr. Thomas served as Chief Executive Officer July 30, 2020 until October 29, 2020.
(6)
Mr. Norris, a member of the Board of Directors, served as Chief Executive Officer of the Company until July 30, 2020 and was an employee through September 15, 2020. The compensation for services solely as a director after his employment not included in the table above. See “Non-Executive Director Compensation” below.

(7)
Syzygy, an entity controlled by and partially owned by Mr. Barnes, receives a royalty as described below in “Certain Relationships and Related Transactions” in consideration for the license of certain technology necessary for the development of BolaWrap 100. Mr. Barnes’ participation in royalty payments is unrelated to employment, not considered executive compensation and not included in the table above.

(8)
A firm wholly-owned by Mr. Cohen was paid $265,000 for certain investor, shareholder and marketing services as described in “Certain Relationships and Related Transactions”. This amount is included as Other Compensation in the table above.

(9)
On April 1, 2021 Mr. Cohen was granted 31,250 RSUs at a grant date value of $173,750 for prior services as a member of the board of directors. On April 1, 2021 he was also granted a ten-year stock option on 100,000 shares of Common Stock exercisable at $5.56 per share with a grant date value of $254,294 for his services as Executive Chairman. These amounts are not included in the table above as they were issued in 2021 and considered compensation for 2021.

(10)	Mr. Rothans served as Chief Operating Officer until August 1, 2020 when he was appointed in a new role as Chief Strategy Officer, not considered an executive officer position.

Employment Arrangements

Marcel Thomas.  On October 29, 2020, the Company entered into an employment agreement with Marc Thomas, the Company’s Chief Government Affairs Officer (the “Agreement”). The Agreement provides for an annual base salary of $400,000. In addition, Mr. Thomas shall be eligible to receive an additional cash bonus (the “Annual Bonus”) based upon Mr. Thomas’s attainment of certain goals and objectives to be established by the Board or Compensation Committee, as defined in the Agreement, on an annual basis. The Agreement shall continue for a period of one year from the Effective Date, unless terminated early or further extended by the parties. The Company may terminate the Agreement at any time, with or without Cause, as such term is defined the Agreement. If the Agreement is terminated by the Company for Cause, Mr. Thomas will be entitled to Termination Amounts, as defined in the Agreement. If the Agreement is terminated by the Company without Cause, the Company shall pay Mr. Thomas: (i) the Termination Amounts; (ii) severance in the form of continuation of the Base Salary for the remaining term of the Agreement; (iii) payment of Mr. Thomas’s premiums to cover COBRA for the remaining term of the term of the Agreement; and (iv) a prorated annual bonus equal the target Annual Bonus, if any, for the year of termination multiplied by a fraction, the numerator of which shall be the number of full and partial months Mr. Thomas worked for the Company, and the denominator of which shall be the number of remaining months through the term of the Agreement. Upon entering into the Agreement, a prior employment agreement between the Company and Mr. Thomas, dated as of July 30, 2020 (the “Prior Agreement”), was terminated and is no longer in effect; however, Mr. Thomas’ options to purchase Common Stock dated as of July 30, 2020 issued in connection with the Prior Agreement continue in full force in accordance with their original terms and conditions.

Thomas Smith. Mr. Smith and the Company are parties to an At-Will Employment, Confidential Information, Non-Compete/Non-Solicitation, Invention Assignment, and Arbitration Agreement, dated September 9, 2020 (“Smith Agreement”). Under the terms of the Smith Agreement, Mr. Smith’s employment by the Company is at-will, and is for no specified period. The Smith Agreement also provides for the payment to Mr. Smith of $150,000 in consideration for Mr. Smith’s agreement to, among other covenants, not to compete with the Company following his termination of employment with the Company for a period of 12 months, or solicit customers, employees or others. The $150,000 required to be paid to Mr. Smith under the terms of the Smith Agreement were paid to Mr. Smith in September 2020.

 Outstanding Equity Awards as of December 31, 2020

The following table provides information regarding each unexercised stock option to purchase our Common Stock and unvested shares underlying RSUs held by our named executive officers as of December 31, 2020.

	Option Awards					Stock Awards
								Equity Incentive	Equity Incentive Plan
								Plan Awards:	Awards: Market
								Number	or Payout
								of Unearned	Value of Unearned
		Number of	Number of			Number of	Market Value	Shares,	Shares,
		Securities	Securities			Shares of	of Shares of	Units or	Units or
		Underlying	Underlying			Stock That	Stock That	Other Rights	Other Rights
		Unexercised	Unexercised	Option	Option	Have Not	Have Not	That Have	That Have
	Grant	Options (#)	Options (#)	Exercise	Expiration	Vested	Vested	Not Vested	Not Vested
Name	Date	Exercisable	Unexercisable	Price	Date	(#)	($)	(#)	($)

Thomas Smith	4/1/2020	-	-			-	-	35,211(1)	$170,069
	4/1/2020		110,193(2)	$4.26	4/1/2030	-	-	-	-
	3/18/2019	583,334	416,666(3)	$5.41	3/18/2024	-	-	-	-

Marcel Thomas	7/30/2020	-	350,000(9)	$11.22	7/30/2030

David Norris	9/16/2020	-	-			7,160(10)	$34,583
	4/1/2020	-	110,193(11)	$4.26	4/1/2030	-	-	-	-
	5/23/2018	492,500	- (12)	$1.50	5/23/2023	-	-	-	-

James A. Barnes	4/1/2020		42,975(4)	$4.26	4/1/2030
	5/23/2019					8,540(5)	$41,248
	5/23/2018	150,000	- (6)	$1.50	5/23/2023

Scot Cohen	1/16/2020	-	-			43,782(7)	$211,467
	5/23/2018	150,000	- (8)	$1.50	5/23/2023

Michael Rothans	12/17/2020		10,000(13)	5.42	12/17/2027
	4/1/2020		42,975(14)	$4.26	4/1/2030
	5/23/2019	-	-			11,956(15)	$57,747
	5/23/2018	87,083	22,917(16)	$1.50	5/23/2023

(1)
A total of 35,211 RSUs were granted on April 1, 2020 vesting based on meeting performance objectives for the year-ended December 31, 2020, established by and measured at the discretion of the Company’s Board of Directors. The market value is computed based on the closing market price of our Common Stock on December 31, 2020 of $4.83 per share. These RSUs were cancelled in March 2021 and settled as part of Mr. Smith’s cash bonus for 2020.

(2)	One-third of the stock options vest on April 1, 2021, and the remainder in 24 equal monthly installments over the two-year period thereafter, subject to continued service.

(3)	One-third of these options vested on March 18, 2020 with the balance vesting ratably each month over the following two-year period, subject to continued service.

(4)	One-third of the stock options vest on April 1, 2021, and the remainder in 24 equal monthly installments over the two-year period thereafter, subject to continued service.

(5)
A total of 17,081 RSUs were granted on May 23, 2019 with one-third vesting for 5,694 shares on May 23, 2020 and the balance vesting ratably every six months over the two-year period thereafter, subject to continued service. The market value is computed based on the closing market price of our Common Stock on December 31, 2020 of $4.83 per share.

(6)	Options became fully vested on May 23, 2019.

(7)
A total of 43,782 RSUs were granted on January 16, 2020, with one-third vesting on January 16, 2021, with the balance vesting ratably each six months over the following two-year period. The market value is computed based on the closing market price of our Common Stock on December 31, 2020 of $4.83 per share. See Note 9 on Page __ for information on 2021 equity awards not included in the table above.

(8)	Options became fully vested on May 23, 2019.

(9)	One-fourth of the stock options vest on July 30, 2021, and the remainder in 36 equal monthly installments over the three-year period thereafter, subject to continued service.

(10)
A total of 7,160 RSUs were granted on September 16, 2020 for Mr. Norris services as a non-employee director, with one-third vesting on September 16, 2021, with the balance vesting ratably each six months over the following two-year period. The market value is computed based on the closing market price of our Common Stock on December 31, 2020 of $4.83 per share.

(11)	One-third of the stock options vest on April 1, 2021, and the remainder in 36 equal monthly installments over the three-year period thereafter.

(12)	Options became fully vested on May 23, 2020.

(13)	One-third of the stock options vest on April 1, 2021, and the remainder in 24 equal monthly installments over the two-year period thereafter, subject to continued service.
(14)	One-third of the stock options vest on December 17, 2021, and the remainder in 24 equal monthly installments over the two-year period thereafter, subject to continued service.
(15)
A total of 23,913 RSUs were granted on May 23, 2019 with one-third vesting for 7,971 shares on May 23, 2020 and the balance vesting ratably every six months over the two-year period thereafter, subject to continued service. The market value is computed based on the closing market price of our Common Stock on December 31, 2020 of $4.83 per share.

(16)	Options became fully vested on May 23, 2020.

Potential Payments Upon Termination, Death, Disability, or Retirement

With the exception of the Mr. Thomas’ Agreement, we have no executive employee contracts at this time. Every officer and employee are an at-will employee. The royalties payable to Syzygy, partially owned by Messrs. Barnes and Elwood G. Norris and controlled by Mr. Barnes, are unrelated to employment or their roles as officers, and will continue upon any termination, death, disability or retirement.

Compensation Risks Assessment

As required by rules adopted by the SEC, management has assessed our compensation policies and practices with respect to all employees to determine whether risks arising from those policies and practices are reasonably likely to have a material adverse effect on us. In doing so, management considered various features and elements of the compensation policies and practices that discourage excessive or unnecessary risk taking. As a result of the assessment, we have determined that our compensation policies and practices do not create risks that are reasonably likely to have material adverse effects.

NON-EXECUTIVE DIRECTOR COMPENSATION

The following table sets forth the compensation awarded to, earned by, or paid to each person who served as a director during the fiscal year ended December 31, 2020, other than a director who also served as an executive officer:

	Fees
	Earned	Stock	Option
	or Paid in	Awards	Awards
Name	Cash ($) (1)	($) (2)	($)	Total ($)

Michael Parris	$57,500	$57,500	$-	$115,000

Patrick Kinsella	$57,500	$57,500	$-	$115,000

Wayne R. Walker	$57,500	$57,500	$-	$115,000

David G. Norris	$16,771	$57,495	$-	$74,266

Scot Cohen (4)	$-	$-	$-	$-

(1)
Each non-employee director was paid $4,792 per month during the year ended December 31, 2020, which was paid on a quarterly basis, for their services on the Board. Mr. Norris was paid a pro-rata non-employee director fee for the period from September 16, 2020 to December 31, 2020.

(2)
In January 2020 each non-employee director was granted RSUs for 10,070 shares vesting one third in one year and the balance vesting ratably each six months over the following two-year period. Mr. Norris was granted RSUs on September 16, 2020 for 7,160 shares also vesting one third in one year and the balance vesting ratably each six months over the following two-year period.

(3)
No option awards were granted to non-employee directors during the year ended December 31, 2020. As of December 31, 2020, the aggregate number of shares of Common Stock underlying outstanding options held by our non-employee directors were as follows: Mr. Parris, 50,000 shares; Mr. Walker, 35,000 shares; and Mr. Norris, 602,693 shares.

(4)	Mr. Cohen serves as an employee and Executive Chairman. During the year ended December 31, 2020, he did not receive any compensation for his service as a director.

Additional Director Compensation Information

On April 1, 2021 the Board approved a stock award of 31,250 shares of Common Stock to each of the five directors above for prior services. The RSUs had a grant date value for each award of $173,750. These amounts are considered 2021 compensation and not included in the non-executive director compensation table above.

On April 1, 2021, the Board also approved a new director compensation plan payable to all non-employee independent directors (“Amended Board Plan”). As revised, under the terms of the Amended Board Plan, non-employee independent directors receive $121,000 annually effective January 1, 2021, payable one-half in cash and one-half in restricted stock units to be settled in shares of the Company’s Common Stock, with 30% vesting immediately, and the remaining 70% vesting in monthly installments throughout the remainder of the year following the date of grant. In addition, each independent director that chairs a standing committee of the Board will receive an additional annual cash payment of $10,000, and any independent director serving as lead independent director of the Board will receive additional annual cash compensation of $25,000. In lieu of director compensation, the current Executive Chairman is paid $121,000 annually, effective January 1, 2021, in addition to the grant of an option to purchase 100,000 shares of Common Stock with 30% vesting immediately and the remaining 70% vesting in equal monthly installments over the twelve months from the date of grant.

In addition to annual compensation paid to each member of the Board, each new director appointed to the Board shall receive an initial grant of options to purchase 30,000 shares of Common Stock at an exercise price based the closing price of the Company’s Common Stock as reported on the Nasdaq Capital Market on the date of grant, which options shall expire, if not previously exercised, ten years from the date of grant, and shall vest as follows: (i) 50% on the one-year anniversary of the date of grant, and (ii) the remaining 50% in four equal quarterly installments over the following year.

In accordance with the Amended Board Plan, on April 1, 2021 each of Messrs. Parris, Kinsella, Walker and Norris each received 10,882 RSUs vesting during 2021 with a grant date value of $60,500 each. As Executive Chairman, Mr. Cohen was granted a ten-year stock option on 100,000 shares of Common Stock exercisable at $5.56 per share vesting during 2021 with a grant date value of $254,294 for his services as Executive Chairman. These amounts are considered 2021 compensation and not included in the table above.

Upon their appointment to the Board on April 19, 2021, each of the four new directors consisting of Ms. Sentovich and Messrs. Kennedy, Sherman and Kukowski received a grant of 8,403 RSUs vesting during the balance of 2021 with a grant date value of $42,350 each. Each new director was also granted a ten-year stock option to purchase 30,000 shares of Common Stock exercisable at $5.23 per share vesting over two years with a grant date value of $73,063 each.

PROPOSAL NO. 2

AMENDMENT TO OUR 2017 EQUITY COMPENSATION PLAN AND RATIFICATION OF ALL ISSUANCES MADE THEREUNDER TO DATE

Background of Plan and Purpose of the Plan Amendment

The 2017 Plan was adopted by our Board of Directors and approved by a majority of our stockholders on March 31, 2017. The 2017 Plan reserved 2.0 million shares of our Common Stock for issuance as one of four types of equity incentive awards: (i) stock options, (ii) shares of Common Stock, (iii) restricted stock awards, and (iv) restricted stock units. The 2017 Plan permits the qualification of awards under the 2017 Plan as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. On March 16, 2019, our Board voted unanimously to adopt a Plan Amendment to provide for an additional 2.1 million shares for grants under the 2017 Plan, which increase was approved by the stockholders on May 23, 2019. On April 8, 2020, our Board voted unanimously to adopt a Plan Amendment to provide for an additional 1.9 million shares for grants under the 2017 Plan, which increase was approved by the stockholders on June 5, 2020. Accordingly, the total shares reserved under the 2017 Plan, as amended, is 6.0 million shares of Common Stock.

As of April 23, 2021, a total of 4,973,607 shares are reserved for issuance upon exercise of outstanding options or reserved for restricted stock awards under the 2017 Plan. As a result of prior exercises and awards of 841,728 shares, we currently have 184,665 shares available for issuance as stock options or other awards under the 2017 Plan prior to the proposed Plan Amendment. The proposed Plan Amendment will allow the Company to maintain a sufficient pool of available shares for future grants under the 2017 Plan.

The 2017 Plan provides for the issuance of stock-based awards to attract and retain the services of executives, other key employees and certain contractors. Keeping a proportionate number of shares available for issuance under the 2017 Plan in relation to our issued and outstanding shares of Common Stock provides the ability and flexibility to present compensation packages that compare favorably with those offered by other companies. As only 184,665 shares are currently available for issuance under the 2017 Plan, on April 23, 2021, our Board adopted a Plan Amendment to provide for an additional 1.5 million shares for future grants under the 2017 Plan. Although we do not currently have any definitive arrangements or agreements, either written or oral, regarding the issuance of additional awards pursuant to this increase to the 2017 Plan either prior or subsequent to the effectiveness of the Plan Amendment, we may issue additional awards under the 2017 Plan to certain individuals prior to obtaining stockholder approval of the Plan Amendment. In the event that we do issue additional awards under the 2017 Plan prior to the effectiveness of the Plan Amendment, all such issuances will be conditioned upon stockholder approval of the Plan Amendment.

Summary Description of the 2017 Plan

The 2017 Plan is intended to (i) encourage ownership of shares by our employees and directors and certain consultants to the Company; (ii) induce them to work for the benefit of the Company; and (iii) provide additional incentive for such persons to promote the success of the Company.

 Administration

The Compensation Committee of the Board administers the 2017 Plan, which permits the granting of equity awards to purchase up to 4.1 million shares of our Common Stock, which number will increase to 6 million shares of our Common Stock on the day of the Annual Meeting, subject to the receipt of stockholder approval of the Plan Amendment.

The 2017 Plan permits the Compensation Committee to grant one of four types of equity incentive awards: (i) stock options, (ii) shares of Common Stock, (iii) restricted stock awards, and (iii) restricted stock units.

The Compensation Committee may delegate to a committee of one or more members of the Board the authority to grant or amend awards to participants other than senior executives of the Company who are subject to Section 16 of the Exchange Act, or employees who are “covered employees” within the meaning of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code (the “IRS Code”). The Compensation Committee includes at least two directors, each of whom qualifies as a non-employee director pursuant to Rule 16b-3 of the Exchange Act, and an “outside director” pursuant to Section 162(m).

The Compensation Committee, or a committee delegated by the Compensation Committee, will have the exclusive authority to administer the 2017 Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, provided that the Compensation Committee will not have the authority to accelerate vesting or waive the forfeiture of any performance-based awards.

Eligibility

Persons eligible to participate in the 2017 Plan include non-employee members of the Board, certain consultants to the Company, and all of the employees of the Company and its subsidiaries, as determined by the Compensation Committee.

Awards

The 2017 Plan provides for the grant of (i) stock options, (iii) Common Stock, (iv) restricted stock awards, and (v) restricted stock units.

Changes in Capital Structure

In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards (as defined in the 2017 Plan) shall terminate immediately prior to such event. In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (individually, a “Corporate Transaction”), then any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the 2017 Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the Corporate Transaction) for those outstanding under the 2017 Plan.  In the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the 2017 Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to the Corporate Transaction. With respect to any other Stock Awards outstanding under the 2017 Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to the Corporate Transaction. Notwithstanding the foregoing provisions of this paragraph, Participants shall be allowed not less than six months to exercise Stock Awards so vested.

In addition, in such a case or in the event of any unusual or nonrecurring transactions or events affecting the Company or of changes in applicable laws, the Compensation Committee, may, subject to the terms of the 2017 Plan, take any of the following actions if it determines that such action is appropriate in order to prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the 2017 Plan or with respect to any award: (i) provide for either the termination, purchase or replacement of the awards, (ii) provide that the awards shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, (iii) make adjustments in the number and type of shares of stock (or other securities or property) subject to outstanding awards and/or in the terms and conditions of (including the exercise price), and the criteria included in, outstanding awards which may be granted in the future, (iv) provide for the acceleration of vesting or exercisability of the awards and (v) provide that the awards cannot vest or be exercised after the event that triggers the action.

Amendment and Termination

The Compensation Committee, subject to approval of the full Board of Directors, may terminate, amend, or modify the 2017 Plan at any time; provided, however, that stockholder approval must be obtained for any amendment to the extent necessary or desirable to comply with any applicable law, regulation or stock exchange rule, to increase the number of shares available under the 2017 Plan, to extend the exercise period for an option beyond ten years from the date of grant or to allow a material increase in the benefits or change the eligibility requirements under the 2017 Plan.

In no event may an award be granted pursuant to the 2017 Plan on or after the tenth anniversary of the effectiveness of the 2017 Plan.

U.S. Federal Income Tax Consequences

Under the 2017 Plan, stock options may be granted which are intended to qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986, or which are not intended to qualify as Incentive Stock Options. In addition, direct grants of stock or restricted stock may be awarded. Accordingly, the 2017 Plan is, in part, a qualified plan for Federal income tax purposes. As such, the Company is entitled to (a) withhold and deduct from future wages of any participant, or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Incentive Stock Option, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Stock Option or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Stock Option.

Awards Granted Under the 2017 Plan

          Because grants under the 2017 Plan are subject to the discretion of the Compensation Committee, awards under the 2017 Plan that may be made in the future are not determinable. Future exercise prices for options granted under the 2017 Plan are also not determinable because they will be based upon the fair market value of the Company’s common stock on the date of grant.

The following table discloses all awards granted to the persons or groups specified below under the current version of the 2017 Plan during our most recently completed fiscal year ended December 31, 2020:

		All Other	All Other		Grant
		Stock Awards:	Option Awards:	Exercise	Date Fair
		Number of	Number of	Price of	Value of
		Shares of	Securities	Option	Stock and
	Grant	Stock or	Underlying	Awards	Option Awards
Name and Position	Date	Units (#)	Options (#)	($/Share) (1)	($) (2)
Current Executive Officers
Thomas Smith, President	4/1/2020	-	110,193	$4.26	$199,876
	4/1/2020	35,211	-	-	$150,000
James A. Barnes, Chief Financial Officer, Secretary and Treasurer	4/1/2020	-	42,975	$4.26	$77,951
Scot Cohen, Executive Chairman	1/16/2020	43,782	-	-	$250,000

Former Executive Officers
David Norris, Former Chief Executive Officer	4/1/2020	-	110,193	$4.26	$199,876
	9/16/2020	7,160	-	-	$57,495
Marcel Thomas, Former Chief Executive Officer	7/30/2020	-	350,000	-	$1,793,885
Michael Rothans, Former Chief Operating Officer	4/1/2020	-	42,975	$4.26	$77,951
	12/17/2020	-	10,000	$5.42	$21,355
Others
Non-Employee Directors	1/16/2020	30,210	-	-	$172,500
Employees and Consultants (excluding executive officers)	Various	229,722	757,500	-	$3,143,630

(1)
Each option was granted at an exercise price equal to the fair market value of our Common Stock on the grant date which was equal to the closing price of a share of our Common Stock, as reported by Nasdaq on the date of grant.

(2)
The amounts reported do not reflect the amounts actually received by the parties. Instead, these amounts reported reflect the aggregate grant date fair value of all options and stock awards granted during fiscal year ended December 31, 2020, as computed in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in the notes to our financial statements included in our Annual Report. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

On March 8, 2021 Mr. Thomas P. Smith, the Company’s Chief Executive Officer was granted a ten-year option on 400,000 shares of the Company’s Common Stock, exercisable at $5.22 per share and vesting over three years. During the period January 1, 2021 through April 23, 2021 the Company granted non-executive employees and consultants options on an aggregate of 182,500 shares at exercise prices ranging from $4.90 to $5.50 per share and granted 39,500 RSUs at grant date prices ranging from $4.90 to $5.50.

On April 1, 2021, the Board granted to the Company’s five directors a stock award of shares of Common Stock under the 2017 Plan for an aggregate of 156,250 shares of Common Stock at a grant date value of $5.56 per share for an aggregate of $868,750 in consideration for such directors’ past service on the Board. Also, on April 1, 2021 the Company granted four non-executive directors an aggregate of 43,528 RSUs at a grant date price of $5.56 per share that vested 30% on the date of grant, with the remainder vesting in eight equal monthly installments, becoming fully vested on December 1, 2021. In addition, Scot Cohen, in consideration for his service to the Board as Executive Chairman, was granted a ten-year option to purchase 100,000 shares of the Company’s Common Stock, exercisable at $5.56 per share. These options vested 30% on the date of grant, and the remainder vest in eight equal monthly installments thereafter, becoming fully vested on December 1, 2021.

In April 2021 we issued options to purchase a total of 120,000 shares of Common Stock and 33,612 RSUs to four new directors for future board service. We may issue additional awards under the 2017 Plan to certain individuals prior to obtaining stockholder approval of the Plan Amendment. In the event that we do issue additional awards under the 2017 Plan prior to the effectiveness of the Plan Amendment, any such issuances in excess of those approved by the stockholders will be conditioned upon stockholder approval of the Plan Amendment.

A vote in favor of this item will have the result of ratifying the issuance of the awards set forth above as well as the approval of the Plan Amendment.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2020, with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance, aggregated as follows:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	4,359,592	$4.58	1,150,055
Equity compensation plans not approved by security holders	-	-	-
Total	4,359,592	$4.58	1,150,055

Vote Required

To approve Plan Amendment and ratify all issuances made under the 2017 Plan to date, the number of votes cast “FOR” must exceed the number of votes cast “AGAINST” this Proposal. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of the Proposal. Accordingly, an abstention will have the effect of a vote against this Proposal. A broker or nominee will not have discretionary authority to vote on this Proposal because it is considered a non-routine matter. Accordingly, broker non-votes will have no effect on the outcome of this Proposal. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the adoption of the Plan Amendment.

Board of Directors Recommendation

The Board recommends a vote “FOR” the Plan Amendment and ratification of all issuances made thereunder to date.

PROPOSAL NO. 3

RATIFICATION OF THE APPOINTMENT OF
ROSENBERG RICH BAKER BERMAN, P.A. TO SERVE AS OUR
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR

Upon recommendation of the Audit Committee of the Board of Directors, the Board appointed Rosenberg Rich Baker Berman, P.A. (“RRBB”) as our independent registered public accounting firm for the year ending December 31, 2021, and hereby recommends that the stockholders ratify such appointment.

The Board may terminate the appointment of RRBB as the Company’s independent registered public accounting firm without the approval of the Company’s stockholders whenever the Board deems such termination necessary or appropriate.

Representatives of RRBB will be in attendance during the Annual Meeting or available telephonically and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

Audit Fees

The following table presents fees billed by RRBB for professional services rendered for the fiscal years ended December 31, 2020 and 2019:

	2020	2019
Audit fees (1)	$48,500	$38,000
Audit related fees (2)	4,500	1,600
Tax fees (3)		-
All other fees (4)		-
Total	$53,000	$39,600

(1)
Audit Fees include fees and expenses for professional services rendered in connection with the audit of our financial statements for those years, reviews of the interim financial statements that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)
Audit Related Fees consist of fees billed for assurance related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees”. Included in Audit Related Fees are fees and expenses related to reviews of registration statements and SEC filings other than annual reports on Form 10-K and quarterly reports on Form 10-Q.

(3)
Tax Fees include the aggregate fees billed during the fiscal year indicated for professional services for tax compliance, tax advice and tax planning. No such fees were billed by RRBB for 2020 or 2019.

(4)
All Other Fees consist of fees for products and services other than the services reported above. No such fees were billed by RRBB for 2020 or 2019.

Audit Committee Pre-Approval Policies and Procedures

All audit and non-audit services are pre-approved by the Audit Committee, and were pre-approved by the full Board prior to the formation of the Audit Committee in November 2018, which considers, among other things, the possible effect of the performance of such services on the registered public accounting firm’s independence. The Audit Committee pre-approves the annual engagement of the principal independent registered public accounting firm, including the performance of the annual audit and quarterly reviews for the subsequent fiscal year, and pre-approves specific engagements for tax services performed by such firm. The Audit Committee has also established pre-approval policies and procedures for certain enumerated audit and audit related services performed pursuant to the annual engagement agreement, including such firm’s attendance at and participation at Audit Committee and Board of Director meetings; services of such firm associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings, such as comfort letters and consents; such firm’s assistance in responding to any SEC comment letters; and consultations with such firm as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, Public Company Accounting Oversight Board (“PCAOB”), Financial Accounting Standards Board (“FASB”), or other regulatory or standard-setting bodies. The Audit Committee is informed of each service performed pursuant to its pre-approval policies and procedures.

The Audit Committee has considered the role of RRBB, in providing services to us for the year ended December 31, 2020 and has concluded that such services are acceptable with such firm’s independence.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There have been no changes in or disagreements with accountants on accounting and financial disclosure.

Auditor Independence

Our Audit Committee and our full Board considered that the work done for us in the years ended December 31, 2020 and 2019, respectively, by RRBB was performed while maintaining the independence of RRBB.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Date: April 30 , 2021

The Audit Committee has reviewed and discussed with management and Rosenberg Rich Baker Berman, P.A., our independent registered public accounting firm, the audited consolidated financial statements in the Wrap Technologies, Inc. Annual Report on Form 10-K for the year ended December 31, 2020.

Rosenberg Rich Baker Berman, P.A. also provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent auditor’s communication with the Audit Committee concerning independence. The Audit Committee has discussed with the registered public accounting firm their independence from our Company.

Based on its discussions with management and the registered public accounting firm, and its review of the representations and information provided by management and the registered public accounting firm, including as set forth above, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020.

Respectfully Submitted, Patrick Kinsella, Committee Chair Michael Parris Wayne Walker

The information contained above under the caption “Report of the Audit Committee of the Board of Directors” shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into such filing.

Required Vote and Recommendation

Ratification of the selection of Rosenberg Rich Baker Berman, P.A. as the Company’s independent auditors for the fiscal year ending December 31, 2020 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the ratification of Rosenberg Rich Baker Berman, P.A. as the Company’s independent auditors for the fiscal year ending December 31, 2021.

The Board recommends that stockholders vote “FOR” the ratification of the selection of Rosenberg Rich Baker Berman, P.A. as our independent auditors for the fiscal year ending December 31, 2021.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDERS MATTERS

As of April 26, 2021, we had one class of voting stock outstanding: Common Stock. The following table sets forth information concerning shares of our Common Stock beneficially owned as of April 26, 2021 (unless otherwise noted), by:

●
each person or entity known by us to be the beneficial owner of 5% or more of the outstanding shares of Common Stock;

●
each person currently serving as director; and

●
each of our named executive officers.

The share amounts in the table below are based on 37,948,413 shares of Common Stock issued and outstanding as of the Record Date. To our knowledge, except as otherwise indicated in the footnotes below, each person or entity has sole voting and investment power with respect to the shares of Common Stock set forth opposite such person’s or entity’s name. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities.

	Name and Address of	Amount and Nature of		Percent of
Title of Class	Beneficial Owner (1)	Beneficial Ownership		Class

	Named Executive Officers and Directors:
Common Stock	Elwood G. Norris	6,452,457	(2)	16.9%
Common Stock	Scot Cohen	5,013,140	(3)	13.1%
Common Stock	Thomas P. Smith	765,075	(4)	2.0%
Common Stock	James A. Barnes	2,355,537	(5)	6.2%
Common Stock	David Norris	1,978,366	(6)	5.1%
Common Stock	Michael Rothans	142,654	(7)	*
Common Stock	Michael Parris	287,775	(8)	*
Common Stock	Patrick Kinsella	104,775	(9)	*
Common Stock	Wayne R. Walker	74,775	(10)	*

	All directors and named executive officers as a group (9 persons)	17,174,554		43.0%

* less than 1%
__________________

(1)
Except as otherwise indicated, the business address for these beneficial owners is c/o the Company, 1817 W 4th Street, Tempe, Arizona 85281.

(2)
Includes 850,904 shares held by Mr. Elwood Norris directly, 5,451,553 shares beneficially owned by Mr. Elwood Norris through his family trust, and 150,000 shares underlying stock options that may be exercised within 60 days from April 26, 2021.

(3)
Includes 4,827,750 shares held by Mr. Cohen and 197,500 shares underlying stock options that may be exercised within 60 days from April 26, 2021.

(4)
Includes 765,075 shares underlying stock options that may be exercised within 60 days from April 26, 2021.

(5)
Includes 1,814,741 shares beneficially owned by Mr. Barnes through a family trust; 358,959 shares beneficially owned by Mr. Barnes through Sunrise Capital, Inc.; 166.711 shares underlying stock options that may be exercised within 60 days from April 26, 2021; and 2,847 shares underlying RSUs issuable within 60 days from April 26, 2021. Mr. Barnes is the President of Sunrise Capital, Inc.

(6)
Includes 1,471,110 shares beneficially owned by Mr. Norris through a family trust and 505,352 shares underlying stock options that may be exercised within 60 days from April 26, 2021, and 1,904 shares underlying RSUs issuable within 60 days of April 26 , 2021.

(7)
Includes 126,711 shares underlying stock options that may be exercised within 60 days from April 26, 2021and 3,986 shares underlying RSUs issuable within 60 days from April 26, 2021.

(8)
Includes 50,000 shares underlying stock options that may be exercised within 60 days from April 26, 2021, and 1902 shares underlying RSUs issuable within 60 days of April 26, 2021.

(9)
Includes 30,000 shares beneficially held by personal IRA, and 1904 shares underlying RSUs issuable within 60 days of April 26, 2021.

(10)
Includes 35,000 shares underlying stock options that may be exercised within 60 days from April 26, 2021, and 1904 shares underlying RSUs issuable within 60 days of April 26, 2021.

Certain Relationships and Related Transactions

The Company is obligated to pay royalties and development and patent costs pursuant to an exclusive Amended and Restated Intellectual Property License Agreement dated September 30, 2016 with Syzygy, a company owned and controlled by stockholders and officers of the Company, Mr. Elwood Norris and Mr. James Barnes. The agreement provides for royalty payments of 4% of revenue from products employing the licensed ensnarement device technology up to an aggregate of $1,000,000 in royalties or until September 30, 2026, whichever occurs earlier. During the years ended December 31, 2020 and 2019 the Company incurred royalties to Syzygy of $143,390 and $23,297, respectively.

Commencing in October 2017, the Company began reimbursing Mr. Elwood Norris, an officer and stockholder of the Company, $1,500 per month on a month-to-month basis for laboratory facility costs, for an aggregate of $18,000 during each of the years ended December 31, 2020 and 2019.

For a director to be considered “independent,” the Board must affirmatively determine that the director has no material relationship with the Company (directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). In each case, the Board considers all relevant facts and circumstances. Our Board has affirmatively determined that Messrs. Kinsella, Parris and Walker are independent directors.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

STOCKHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals to be included in our next proxy statement must be received by us at our executive offices no later than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. A stockholder proposal not included in the Company’s proxy statement for the 2020 Annual Meeting of Stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Corporate Secretary of the Company at the executive offices of the Company. To be timely, the Company must have received the stockholder’s notice not less than 90 days nor more than 120 days in advance of the date the proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders. However, if the date of the 2021 Annual Meeting of Stockholders is changed by more than 30 days from the date of this year’s Annual Meeting, the Company must receive the stockholder’s notice no later than the close of business on (i) the 90th day prior to such annual meeting and (ii) the seventh day following the day on which public announcement of the date of such meeting is first made.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and all other applicable requirements.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single set of the Company’s proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of the Company’s proxy materials, please notify your broker or direct a written request to the Company at 1817 W 4th Street, Tempe, Arizona 85281, or contact us at (800) 583-2652. The Company undertakes to deliver promptly, upon any such oral or written request, a separate copy of its proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of the Company’s proxy materials at their address and would like to request “householding” of their communications should contact their broker, bank or other nominee, or contact the Company at the above address or phone number.

OTHER MATTERS

At the date of this Proxy Statement, the Company knows of no other matters, other than those described above, that will be presented for consideration at the Annual Meeting. If any other business should come before the Annual Meeting, it is intended that the proxy holders will vote all proxies using their best judgment in the interest of the Company and the stockholders.

The Notice, which we intend to mail to stockholders on or about May 1, 2021, will contain instructions on how to access the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The Annual Report, which includes audited financial statements, does not form any part of the material for the solicitation of proxies.

The Board invites you to attend the Annual Meeting virtually. Whether or not you expect to attend the Annual Meeting virtually, please submit your vote by Internet, telephone or e-mail as promptly as possible so that your shares will be represented at the Annual Meeting.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY, PLEASE READ THE ACCOMPANYING PROXY STATEMENT AND THEN VOTE BY INTERNET, TELEPHONE OR E-MAIL AS PROMPTLY AS POSSIBLE.  VOTING PROMPTLY WILL SAVE US ADDITIONAL EXPENSE IN SOLICITING PROXIES AND WILL ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.

By Order of the Board of Directors,

Scot Cohen
Chair of the Board

WRAP TECHNOLOGIES INC
1817 N 4TH STREET
TEMPE, AZ 85281

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on Tuesday, June 22, 2021

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As part of our efforts to conserve environmental resources and prevent unnecessary corporate expenses, WRAP TECHNOLOGIES INC has elected to provide Internet access to its proxy statement and annual reports rather than mailing paper copies. This reduces postage, printing expenses, and unnecessary paper waste.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

VOTING ITEMS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

1. ELECTION OF DIRECTORS

1. Scot Cohen	2. Thomas P. Smith	3. Patrick Kinsella
4. Michael Parris	5. Wayne Walker	6. Kimberly Sentovich
7. Kevin Sherman	8. TJ Kennedy	9. Jeffrey Kukowski

NOTE: Such other business as may properly come before the Meeting or any adjournment thereof.

HOW TO ACCESS THE PROXY MATERIALS

The proxy statement and annual report to security holders are available online at: **www.colonialstock.com/wrap2021**

HOW TO VOTE

BY INTERNET www.colonialstock.com/wrap2021
On the above website, you can vote by clicking "Vote" and then entering the control number above as directed.

BY PHONE 877-285-8605

BY MAIL Send a paper proxy voting card by mail. You may request a proxy card by contacting us at 877-285-8605.

MEETING INFORMATION

Meeting Type: Annual Meeting

Meeting Date: June 22, 2021

Meeting Time: 9:00 A.M. PST

Meeting Location: TO BE HELD VIRTUALLY AT www.colonialstock.com/wrap2021

TO ORDER A PAPER OR E-MAIL COPY OF THE PROXY MATERIALS:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery, please make your request for a copy as instructed below on or before: May 26, 2021.

1. By Phone: (877) 285-8605
2. By Internet: www.colonialstock.com/wrap2021
3. By Email: annualmeeting@colonialstock.com

If requesting materials by email, please include the control number listed above with your request.

WRAP

WRAP TECHNOLOGIES INC
1817 W. 4th STREET
TEMPE, AZ 85281

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

Voting Instructions

You can vote by Internet or Telephone!
Instead of mailing your proxy, you may choose one of the three voting options outlined below.

VOTE BY INTERNET – www.colonialstock.com/wrap2021

- You can view the WRAP TECHNOLOGIES, INC. Annual Report and Proxy Statement and submit your vote online at the website listed above up until 5:00 P.M. PST on 06/21/2021. You will need the control number at the left in order to do so.
- Follow the instructions on the secure website to complete your vote.

VOTE BY PHONE – 877-285-8605

- You may vote by phone until 5:00 P.M. PST on 06/21/2021.
- Please have your notice and proxy card in hand when you call.

VOTE BY MAIL

- If you have not voted via the internet OR telephone, mark, sign and return your proxy ballot in the postage-paid envelope provided.
- Votes by mail must be received by 06/21/2021.

THIS PROXY BALLOT IS VALID ONLY WHEN SIGNED AND DATED.

The undersigned hereby appoints Thomas P. Smith and James Barnes, and each or either of them, proxies for the undersigned, with full power of substitution, to vote all shares of common stock, $0.0001 par value per share ("Shares"), of WRAP TECHNOLOGIES INC (the "Company") which the undersigned would be entitled to vote at the ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY (the "Meeting") TO BE HELD VIRTUALLY at www.colonialstock.com/wrap2021 ON JUNE 22, 2021 AT 9:00 A.M., PACIFIC TIME, and directs that the Shares represented by this Proxy shall be voted as indicated below:

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s of the nominee(s) on the line below.
1. Election of Directors Nominees: 1) Scot Cohen 2) Thomas P. Smith 3) Patrick Kinsella 4) Michael Parris 5) Wayne Walker 6) Kimberly Sentovich 7) Kevin Sherman 8) TJ Kennedy 9) Jeffrey Kukowski	☐	☐	☐	______________

The board of directors recommends a vote FOR all the nominees for director in Proposal 1 and FOR Proposals 2 and 3. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR Proposals 1, 2 and 3.

Please indicate if you plan to attend this Meeting. Yes ☐ No ☐

Sign exactly as name appears hereon. For joint accounts, all co-owners should sign. Executors, administrators, custodians, trustees, etc. should so indicate when signing.

Signature	Date	Signature (Joint Owners)	Date